Exhibit 5

GORDON▪ FEINBLATT
ROTHMAN HOFFBERGER& HOLLANDER, LLC
ANDREW D. BULGIN 410.576.4280 Fax 410.576.4196 abulgin@gfrlaw.com	ATTORNEYS AT LAW 233 EAST REDWOOD STREET BALTIMORE, MARYLAND 21202-3332 410.576.4000 www.gfrlaw.com

January 23, 2008

KH Funding Company
10801 Lockwood Drive, Suite 370
Silver Spring, Maryland 20901

Re:	Post-Effective Amendment No. 2 to Registration Statement on Form SB- 2 for the Series 3 Senior Secured Notes and Series 4 Subordinated Unsecured Notes

Ladies and Gentlemen:

We have acted as counsel to KH Funding Company, a Maryland corporation (the “Corporation”), in connection with the issuance by the Corporation of up to $220,000,000 of Series 3 Senior Secured Notes (the “Series 3 Notes”) and up to $30,000,000 of Series 4 Subordinated Unsecured Notes (the “Series 4 Notes” and, together with the Series 3 Notes, the “Notes”), pursuant to the above-referenced registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed on this date by the Corporation with the Securities and Exchange Commission. The Notes will be issued pursuant to an Indenture dated August 2, 2004, as supplemented by a First Supplemental Indenture, dated July 1, 2005, and an Amended and Restated Second Supplemental Indenture, dated as of January 17, 2008, between the Company and Wells Fargo Bank, National Association, as Trustee (collectively referred to herein as the “Indenture”).

We have examined copies of (i) the Articles of Incorporation of the Corporation, as amended and restated, (ii) the Bylaws of the Corporation, (iii) the Indenture; and (xiii) the resolutions adopted by the Board of Directors of the Corporation relating to the matters referred to herein. We have also examined the Registration Statement and Exhibits thereto (collectively, with the documents described in the preceding sentence, referred to as the “Documents”).

In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that all Documents submitted to us as originals are authentic, all Documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all such Documents are genuine, all public records reviewed or relied upon by us or on our behalf are true and complete, and all statements and information contained in the Documents are true and complete.

Based on the foregoing, and subject to the qualifications set forth herein, it is our opinion that the Notes issued by the Corporation to the purchasers thereof, when duly authenticated by the Trustee and duly executed and delivered on behalf of the Corporation against payment therefor in accordance with the Indenture and as contemplated by the Registration Statement, will constitute legally valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion letter is furnished to you for your benefit pursuant to the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus or any prospectus supplement relating thereto other than with respect to the enforceability of the Indenture and the Notes, and may not be relied upon by any other person without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Gordon, Feinblatt, Rothman,
Hoffberger & Hollander, LLC